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                                                                     EXHIBIT 4.6

                                                                  EXECUTION COPY



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                          REGISTRATION RIGHTS AGREEMENT

                                   CONCERNING

                          VANGUARD HEALTH SYSTEMS, INC.

                               -------------------

                         DATED AS OF SEPTEMBER 23, 2004

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                                TABLE OF CONTENTS

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                                                                                                                   Page
Section 1. Definitions...........................................................................................   1

Section 2. Registration Under the Securities Act.................................................................   5
         (a)          Required Registration......................................................................   5
         (b)          Incidental Registration....................................................................   9
         (c)          Expenses...................................................................................  11
         (d)          Effective Registration Statement; Suspension...............................................  11
         (e)          Selection of Underwriters..................................................................  11

Section 3. Restrictions on Public Sale...........................................................................  12

Section 4. Registration Procedures...............................................................................  12

Section 5. Indemnification; Contribution.........................................................................  17
         (a)          Indemnification by the Company.............................................................  17
         (b)          Indemnification by Holders.................................................................  18
         (c)          Conduct of Indemnification Proceedings.....................................................  19
         (d)          Contribution...............................................................................  19

Section 6. Miscellaneous.........................................................................................  20
         (a)          No Inconsistent Agreements.................................................................  20
         (b)          Amendments and Waivers.....................................................................  21
         (c)          Investor Action............................................................................  21
         (d)          Notices....................................................................................  21
         (e)          Successors and Assigns.....................................................................  22
         (f)          Recapitalizations, Exchanges, etc., Affecting Registrable Securities.......................  22
         (g)          Relative Registration Rights...............................................................  22
         (h)          Counterparts...............................................................................  23
         (i)          Descriptive Headings, etc..................................................................  23
         (j)          Severability...............................................................................  23
         (k)          Governing Law..............................................................................  23
         (l)          Specific Performance.......................................................................  23
         (m)          Jurisdiction...............................................................................  23
         (n)          Waiver of Jury Trial.......................................................................  24
         (o)          Entire Agreement...........................................................................  24

                                      (i)
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            REGISTRATION RIGHTS AGREEMENT, dated as of September 23, 2004 (the
"Agreement"), by and between Vanguard Health Systems, Inc., a Delaware corporation (the "Company"), the Investor Members (as hereinafter defined) and the Management Members (as hereinafter defined) and any other Person that shall from and after the date hereof acquire or otherwise be the transferee of any Registrable Securities and who shall become a signatory hereto (herein referred to collectively as the "Holders" and individually as a "Holder").

            WHEREAS, the Company is a party to an Agreement and Plan of Merger, dated as of July 23, 2004 (the "Merger Agreement"), by and among the Company, VHS Holdings LLC, a Delaware limited liability company ("VHS Holdings"), and Health Systems Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of VHS Holdings ("Merger Sub"), pursuant to which the Merger Sub will merge with and into the Company (the "Merger") and the Company will become a subsidiary of VHS Holdings;

            WHEREAS, in connection with the Merger, (i) certain members of the Blackstone Investor Group will purchase Class A Units of VHS Holdings, (ii) the MSCP Investor Group will purchase Class A Units of VHS Holdings and (iii) the Management Members (including the Other Rollover Members) will purchase Class A Units of VHS Holdings;

            WHEREAS, in connection with the Merger, the Senior Management Members will also acquire Class B Units, Class C Units and Class D Units of VHS Holdings;

            WHEREAS, the foregoing holders of Class A Units, Class B Units, Class C Units and Class D Units are parties to the limited liability company operating agreement of VHS Holdings, dated as of the date hereof, describing the rights and privileges of such holders (the "LLC Agreement"), pursuant to which they may receive shares of common stock of the Company in respect of their Units;

            WHEREAS, the members of the Blackstone Investor Group who have not purchased Class A Units have invested directly in common stock of the Merger Sub (which will be converted into common stock of the Company pursuant to the Merger); and

            WHEREAS, the Company has agreed to provide registration rights on the terms and subject to the conditions provided herein.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                  Section 1. Definitions.

            As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" shall have the meaning set forth in the LLC Agreement.

            "Blackout Period" shall have the meaning set forth in Section 2(a)(i)(E).

            "Blackstone Blackout Period" shall have the meaning set forth in
Section 2(a)(i)(E).

            "Blackstone Investor Group" shall mean the parties identified on the signature pages hereto as a "Blackstone Investor" and the Permitted Transferees of Blackstone (as such terms are defined in the LLC Agreement).

            "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

            "Company Blackout Period" shall have the meaning set forth in
Section 2(a)(i)(E).

            "Company Notice" shall have the meaning set forth in Section
2(b)(i).

            "Eligible Holders" shall have the meaning set forth in Section 2(b)(i).

            "Exchange Act" shall have the meaning set forth in the LLC
Agreement.

            "Holder" shall have the meaning set forth in the preamble.

            "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2(b).

            "Incidental Registration Statement" shall mean a registration statement of the Company as provided in Section 2(b), which covers any of the Registrable Securities on an appropriate form in accordance with the Securities Act and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Investor Group" shall mean either the Blackstone Investor Group or the MSCP Investor Group.

            "Investor Members" means those Members who are members of an Investor Group.

            "IPO" means an initial firm commitment underwritten public offering of Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or other limited purpose form.

            "LLC Agreement" shall have the meaning set forth in the preamble.

            "Majority Holders" shall mean Holders of Shares representing in the aggregate a majority of the aggregate number of outstanding Shares beneficially owned by all Holders.

            "Management Members" shall have the meaning set forth in the LLC Agreement (including the Other Rollover Members).

            "Management Representative" shall have the meaning set forth in the LLC Agreement.

            "Member" shall have the meaning set forth in the LLC Agreement.

            "MSCP Investor Group" shall mean the parties identified on the signature pages hereto as a "MSCP Investor" and the Permitted Transferees of MSCP (as such terms are defined in the LLC Agreement).

            "NASD" shall mean the National Association of Securities Dealers,
Inc.

            "Other Rollover Members" shall have the meaning set forth in the LLC Agreement.

            "Person" shall have the meaning set forth in the LLC Agreement.

            "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

            "Qualified IPO" shall mean an IPO that results in gross proceeds of at least $50 million.

            "Registrable Securities" shall mean (i) any Shares received in respect of the Units, whether pursuant to a redemption, conversion, distribution or otherwise under the LLC Agreement, (ii) any Shares otherwise acquired by any Holder and (iii) any securities of the Company issued or issuable directly or indirectly with respect to or in exchange, or substitution for, or conversion of the securities referred to in clauses (i) or (ii) above by way of dividend or distribution, recapitalization, merger, consolidation, exchange or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

            "Registration Expenses" shall mean all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties),
(v) fees and disbursements of counsel for the Company, (vi) customary fees and expenses for independent certified public accountants retained by the

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Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one separate firm of attorneys for the Holders (which counsel shall be selected by the Holders selling securities constituting a majority of all securities to be included in such registration) and (ix) fees and expenses of listing the Registrable Securities on a securities exchange; but shall not include any Selling Expenses.

            "Registration Statement" shall mean any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Request" shall have the meaning set forth in Section 2(a)(i)(A)(1).

            "Required Registration" shall mean any registration required to be effected pursuant to Section 2(a)(i)(A).

            "Required Registration Statement" shall mean a Registration Statement which covers the Registrable Securities requested to be included therein pursuant to a Required Registration on an appropriate form pursuant to the Securities Act (including pursuant to Rule 415 thereunder or any similar rule then in force), and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. Notwithstanding any other provisions of this Agreement,
(i) any Required Registration Statement filed pursuant to a Request by the MSCP Investor Group will be on Form S-3 (or any successor to such form); and (ii) the Company shall not be obligated to effect a Shelf Registration on Form S-1 or Form S-2 (or any successor to such forms).

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "Securities Act" shall have the meaning set forth in the LLC Agreement.

            "Selling Expenses" shall mean underwriting discounts, selling commissions and stock transfer taxes applicable to the Shares registered by the Holders.

            "Senior Management Member" shall have the meaning set forth in the LLC Agreement.

            "Shares" shall have the meaning set forth in the LLC Agreement.

            "Shelf Registration" shall have the meaning set forth in Section 2(a)(i)(A)(1).

            "Underwriter" shall have the meaning set forth in Section 5(a).

            "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

            "Units" shall have the meaning set forth in the LLC Agreement.

            Other capitalized terms used but not defined herein shall have the meaning set forth in the LLC Agreement.

                  Section 2. Registration Under the Securities Act.

            (a) Required Registration.

                  (i)   Right to Require Registration.

                        (A) (1) Blackstone Investor Group. At any time after the
            date of this Agreement, the Blackstone Investor Group shall have the right to deliver a request in writing to the Company (together with any similar request made by the MSCP Investor Group pursuant to
            Section 2(a)(i)(A)(2) below, a "Request") (which Request shall specify the Registrable Securities intended to be disposed, the identity of the Person(s) within the Blackstone Investor Group intending to dispose of such Registrable Securities, and the intended method of distribution thereof) that the Company register the Registrable Securities held by the specified Person(s) within the Blackstone Investor Group (including, if available, by means of a shelf offering pursuant to Rule 415 under the Securities Act (or any similar rule then in force) (a "Shelf Registration")) by filing with the SEC a Required Registration Statement.

                        (2) MSCP Investor Group. At any time 180 days after the
            consummation of a Qualified IPO, the MSCP Investor Group shall have the right to deliver a Request (which Request shall specify the Registrable Securities intended to be disposed, the identity of the Person(s) within the MSCP Investor Group intending to dispose of such Registrable Securities, and the intended method of distribution thereof) that the Company register the Registrable Securities held by the specified Person(s) within the MSCP Investor Group (including, if available, by means of a Shelf Registration) by filing with the SEC a Required Registration Statement; provided, however, that the MSCP Investor Group may not submit a Request in respect of a contemplated Shelf Registration prior to the first anniversary of the consummation of the Qualified IPO.

                        (B) (1) Upon the receipt of any Request by the
            Blackstone Investor Group in connection with a Qualified IPO in which the Blackstone Investor Group is proposing to sell Registrable Securities, the Company will, by the tenth day thereafter, give written notice of such Required Registration to the MSCP Investor Group, and the MSCP Investor Group shall be entitled to notify the Company within ten days of receipt of notice of such Request of its election to include all or a portion of its Registrable Securities in such registration. Not later than the 60th day after the receipt of such a Request by the Company, the

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            Company will, subject to the other provisions of this Section 2(a), cause to be filed with the SEC a Required Registration Statement covering the Registrable Securities which the Company has been so requested to register in such Request and all other Registrable Securities which the Company has been requested to register by the MSCP Investor Group, all to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of distribution thereof specified in such Request or further requests.

                        (2) Upon the receipt of any Request after the
            consummation of a Qualified IPO, the Company will, by the tenth day thereafter, give written notice of such requested registration to all Holders of Registrable Securities, and each such Holder shall be entitled to notify the Company within ten days of receipt of notice of such Request of such Holder's election to include all or a portion of its Registrable Securities in such registration; provided that any Holder owning less than 1% of the outstanding Shares and who is entitled to sell all of the Registrable Securities owned by such Holder at such time pursuant to Rule 144 or Rule 145 of the Securities Act shall not be entitled to such notice and shall not be entitled to include any Registrable Securities in such registration unless on the date of determination the average daily trading volume of the Shares during the 30 trading days prior to such date is less than the total number of Shares owned by such Holder. Not later than the 60th day after the receipt of such a Request by the Company, the Company will, subject to the other provisions of this Section 2(a), cause to be filed with the SEC a Required Registration Statement covering the Registrable Securities which the Company has been so requested to register in such Request and all other Registrable Securities which the Company has been requested to register by Holders thereof other than the Holder(s) who are members of the Investor Group initiating such Request, all to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of distribution thereof specified in such Request or further requests.

                        (3) For any Required Registration Statement prepared and
            filed pursuant to Section 2(a)(i), the Company shall use all reasonable efforts to have such Required Registration Statement declared effective by the SEC as soon as practicable after the filing of such Required Registration Statement and to keep such Required Registration Statement continuously effective (x) for a period of at least 60 days, in the case of a Required Registration other than a Shelf Registration (or, in the case of an Underwritten Offering, such period as the Underwriters shall reasonably require) following the date on which such Required Registration Statement is declared effective (or such shorter period which will terminate when all of the Registrable Securities covered by such Required Registration Statement have been sold pursuant thereto) or (y) until all of the Registrable Securities that are the subject of such Required Registration Statement have been disposed of pursuant thereto, in the case of a Shelf Registration, including, in either case, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Required Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Required Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder.

                        (C) The Company shall not be required to effect,
            pursuant to this Section 2(a)(i), (w) more than one Required Registration within any continuous six month period, (x) any Underwritten Offering covering Registrable Securities with gross proceeds reasonably expected by the Holders to be less than $25 million, or (y) more than two (2) Required Registrations requested by the MSCP Investor Group; provided, however, that for purposes of clause (y), any Required Registration initiated pursuant to a Request by the MSCP Investor Group shall, subject to Sections 2(a)(i)(D) and 2(d) below, be treated as a Required Registration requested by the MSCP Investor Group for purposes of this Section 2(a)(i)(C) only if the MSCP Investor Group sells a majority of the Registrable Securities included within the offering related to such Required Registration (or, in the case of a Shelf Registration, only if the MSCP Investor Group is the beneficial owner of a majority of the Registrable Securities registered in such Shelf Registration); and provided further, that any Required Registration constituting a Shelf Registration initiated pursuant to a Request by the MSCP Investor Group shall, subject to Sections 2(a)(i)(D) and 2(d) below, be treated as being requested by the MSCP Investor Group for purposes of this Section 2(a)(i)(C) only if management of the Company is required to travel on a "road show" or the offering pursuant to such Required Registration results in any lock-up being imposed on the Blackstone Investor Group or the Company. The Management Members shall have no right to, and shall not, make a Request in respect of a Required Registration at any time. For the avoidance of doubt, the Blackstone Investor Group shall not be limited as to the number of Required Registrations which it is entitled to request under this Section 2(a)(i).

                        (D) A Request may be withdrawn prior to the filing of
            the Required Registration Statement by the Investor Group which made such Request and a Required Registration Statement may be withdrawn prior to the effectiveness thereof by the Holders of a majority of the Registrable Securities included therein, and, in either such event, such withdrawal shall not be treated as a Required Registration for purposes of clauses (w) or (y) of the immediately preceding paragraph.

                        (E) Notwithstanding the foregoing, (1) the Blackstone
            Investor Group shall have the right to suspend any Shelf Registration requested by the MSCP Investor Group for a period not to exceed 90 days upon the Blackstone Investor Group submitting to the Company its own Request for a Required Registration (a "Blackstone Blackout Period") (it being understood that the MSCP Investor Group shall have the right to participate in such Required Registration pursuant to Section 2(a)(i)(B)); and (2) the Company may delay the filing of a

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

            Required Registration Statement (irrespective of the Investor Group submitting the Request with respect thereto) for a period not to exceed 90 days if the board of directors of the Company determines in good faith that the Company or its subsidiaries are engaged in, or plan to engage in, any financing, acquisition or other material transaction which would be adversely affected by the filing of a registration statement (a "Company Blackout Period"; together with the Blackstone Blackout Period, a "Blackout Period"); provided that neither the MSCP Investor Group nor the Blackstone Investor Group shall be subject to more than one Blackout Period in any six month period.

                        (F) The registration rights granted pursuant to the
            provisions of this Section 2(a)(i) shall be in addition to the registration rights granted pursuant to the other provisions of this
            Section 2.

                  (ii) Priority in Required Registrations. If a Required Registration pursuant to this Section 2(a) involves an Underwritten Offering, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) that, in its opinion, the amount of Registrable Securities requested to be included in such Required Registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the Company will include in such Required Registration only the amount of Registrable Securities that the Company is so advised can be sold in such offering without so adversely affecting such distribution; provided, however, that the Company shall be required to include in such Required Registration first, all Registrable Securities requested to be included in the Required Registration by the Investor Members and, if any, the Management Members and, to the extent not all such Registrable Securities can be included in such Required Registration, the number of Registrable Securities to be included shall be allocated pro rata among such Members on the basis of the number of Registrable Securities requested to be included in such Required Registration by each such Member or on such other basis as shall be agreed among such Investor Members and the Management Representative (if the Management Members have requested Registrable Securities to be included in such Required Registration); second, all Registrable Securities requested to be included in such Required Registration by the other Holders and, to the extent not all such Registrable Securities can be included in such Required Registration, the number of Registrable Securities to be included shall be allocated pro rata among such other Holders on the basis of the number of Registrable Securities requested to be included in such Required Registration by each such Holder and third, all other securities requested, in accordance with any registration rights which are granted in compliance with Section 6(a), to be included in such Required Registration which are of the same class as the Registrable Securities otherwise to be included in such Required Registration and, to the extent not all such securities can be included in such Required Registration, the number of securities to be included shall be allocated pro rata among the holders thereof requesting inclusion in such Required Registration on the basis of the number of securities requested to be included by all such holders.

            (b) Incidental Registration.

                  (i) Right to Include Registrable Securities. If at any time in connection with or after the consummation of an IPO, the Company proposes to register any Shares under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by the Company or financing thereof, or (B) pursuant to
      Section 2(a) hereof (it being understood that such Section 2(a) provides for incidental registration rights with respect to registrations conducted thereunder) in connection with a primary offering for cash for the account of the Company or a secondary offering, the Company will, each time it intends to effect such a registration, subject to the following qualifications, give written notice (the "Company Notice") (1) in connection with or at any time after an IPO, to the Blackstone Investor Group, (2) in connection with or at any time after a Qualified IPO, to each of the Investor Groups, and (3) at any time after a Qualified IPO, to all Holders of Registrable Securities (including the Investor Groups), at least ten but no more than 45 days prior to the expected initial filing of a Registration Statement with the SEC pertaining thereto, informing such Holders entitled to receive the Company Notice (the "Eligible Holders") of its intent to file such Registration Statement, the expected filing date, and of the Eligible Holders' rights to request the registration of the Registrable Securities held by the Eligible Holders under this Section 2(b); provided that any Holder owning less than 1% of the outstanding Shares and who is entitled to sell all of the Registrable Securities owned by such Holder at such time pursuant to Rule 144 or Rule 145 of the Securities Act shall not be entitled to such notice and shall not be an "Eligible Holder" with respect to such registration unless on the date of determination the average daily trading volume of the Shares during the 30 trading days prior to such date is less than the total number of Shares owned by such Holder. Upon the written request of any such Eligible Holder made within ten days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Eligible Holder and, unless the applicable registration is intended to effect a primary offering of Shares for cash for the account of the Company, the intended method of distribution thereof), the Company will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Eligible Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that in connection with a Qualified IPO, the Company shall have no obligation to, and shall not, include or cause to be included in the Incidental Registration Statement any Registrable Securities requested to be included by the MSCP Investor Group if the Blackstone Investor Group does not also register Registrable Securities held by it in such Incidental Registration Statement; and provided further that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Eligible Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other securities.

           The registration rights granted pursuant to the provisions of this
      Section 2(b)(i) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

                  (ii) Priority in Incidental Registrations. If a registration pursuant to this Section 2(b) involves an Underwritten Offering of the securities so being registered, whether or not for sale for the account of the Company, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Company will be required to include in such registration, first, all the securities entitled to be sold pursuant to such Registration Statement without reference to the incidental registration rights of any holder (including Holders); second all Registrable Securities requested to be included in the Underwritten Offering by the Investor Members and Management Members and, to the extent not all such Registrable Securities can be included in such Underwritten Offering, the number of Registrable Securities to be included shall be allocated pro rata among such Members on the basis of the number of Registrable Securities requested to be included in the Underwritten Offering by all the Investor Members and Management Members or on such other basis as shall be agreed among such Investor Members and the Management Representative (if the Management Members have requested Registrable Securities to be included in such Required Registration) (provided that, the provisions under this clause "second" shall have priority over the foregoing clause "first" if Blackstone gives notice to the Company that Blackstone is electing to have the applicable Underwritten Offering to constitute a Required Registration); third, all Registrable Securities requested to be included in such Underwritten Offering by the other Holders and, to the extent not all such Registrable Securities can be included in such Underwritten Offering, the number of Registrable Securities to be included shall be allocated pro rata among such other Holders on the basis of the number of Registrable Securities requested to be included in such Underwritten Offering by all such Holders and fourth, all other securities requested, in accordance with any registration rights which are granted in compliance with Section 6(a), to be included in such Underwritten Offering which are of the same class as the Registrable Securities otherwise to be included in such Required Registration and, to the extent not all such securities can be included in such Underwritten Offering, the number of securities to be included shall be allocated pro rata among the holders thereof requesting inclusion in such Underwritten Offering on the basis of the number of securities requested to be included by all such holders; provided, however, that in the event the Company will not, by virtue of this paragraph, include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

            (c) Expenses. The Company agrees to (i) pay all Registration Expenses in connection with each of the registrations requested pursuant to
Section 2(a) and (ii) pay all Registration Expenses in connection with each registration as to which Holders request inclusion of Registrable Securities pursuant to Section 2(b). All Selling Expenses relating to securities registered on behalf of Holders shall be borne by the Holders of securities included in such registration pro rata on the basis of the number of securities so registered.

            (d) Effective Registration Statement; Suspension. Subject to Section 2(a)(i)(D), a Registration Statement pursuant to Section 2(a) will not be deemed to have become effective (and the related registration will not be deemed to have been effected) unless it has been declared effective by the SEC or, in the case of a Registration Statement filed pursuant to Rule 415 (or any similar rule then in force) in connection with a Shelf Registration, unless Registrable Securities have been disposed of pursuant thereto, prior to a request by the Holders of a majority of the Registrable Securities included in such registration that such Registration Statement be withdrawn; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective and the related registration will not be deemed to have been effected.

            (e) Selection of Underwriters. At any time or from time to time, the holder (including the Company, if applicable) of the greatest number of Registrable Securities covered by a Registration Statement may elect to have such Registrable Securities sold in an Underwritten Offering and may select the investment banker or investment bankers and manager or managers that will serve as lead and co-managing Underwriters with respect to the offering of such Registrable Securities, subject to the consent of the Company, which shall not be unreasonably withheld. No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such Underwritten Offering.

                        Section 3. Restrictions on Public Sale.

            (a) If requested by the sole Underwriter or lead managing Underwriter(s) in an Underwritten Offering, the Company agrees not to effect any public sale or distribution (other than, in the case of the Company, public sales or distributions solely by and for the account of the Company of securities issued pursuant to any employee benefit or similar plan or any dividend reinvestment plan) of any Shares (or equity or equity-linked securities) during the period commencing on the date the Company receives a Request from any Holder and continuing until one hundred eighty (180) days after the effective date of any IPO, Qualified IPO or other Underwritten Offering (or for such shorter period as the sole or lead managing Underwriter shall request) unless earlier terminated by the sole Underwriter or lead managing Underwriter(s) in such Underwritten Offering.

            (b) If requested by the sole Underwriter or lead managing Underwriter(s) in an Underwritten Offering, the Holders shall not sell or otherwise transfer or dispose of any Shares (or equity or equity-linked securities) of the Company held by the Holders (other than those included in the registration) during the fourteen (14) day period prior to and the one hundred eighty (180) day period following the effective date (including such effective date), of an IPO, Qualified IPO or any other offering, or in the case of a Shelf Registration pursuant to Rule 415 of the Securities Act (or any similar rule then in force), the 180 day period following the date of any underwritten take-down, or in either case such shorter period as the sole Underwriter or lead managing Underwriter(s) may request, provided that the obligations described in this Section 3(b) shall not apply to a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or Rule 145 (or any similar rule then in force) or similar transaction. The Company may impose stop-transfer instructions with respect to the Shares (or equity or equity-linked securities) subject to the foregoing restriction until the end of the applicable period pursuant to the first sentence of this Section 3(b). Notwithstanding the foregoing, if any Holder (other than a Management Member who is not a Senior Management Member) is released from the Underwriters' restriction on the sale or transfer of Shares (or equity or equity-linked securities) of the Company held by such Holder, all other Holders subject to such restriction shall also be released to the same extent (based on the percentage of all Shares of such Holder subject to such Underwriters' restriction that were released from such restriction). Any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Shares or other securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the first sentence of this Section 3(b), including any sale pursuant to Rule 144 under the Securities Act (or any similar rule then in force) (except as part of such registration, if permitted).

                        Section 4. Registration Procedures.

            In connection with the obligations of the Company pursuant to
Section 2, the Company shall use all reasonable efforts to effect the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holders in accordance with their intended method or methods of distribution, and the Company shall:

            (a) (i) prepare and file a Registration Statement with the SEC which
(x) shall be on Form S-1 (if in connection with an IPO) and otherwise on Form S-3 (or any successor to such form), if available, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and
(z) shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and all other information reasonably requested by the lead managing Underwriter or sole Underwriter, if applicable, to be included therein, (ii) use all reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2, (iii) use all reasonable efforts to not take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (b) subject to paragraph (j) of this Section 4, prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act (or any similar rule then in force); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such registration statement;

            (c) furnish to each Holder of Registrable Securities and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including each preliminary Prospectus, by each Holder of Registrable Securities and each Underwriter of an Underwritten Offering of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus;

            (d) (i) use all reasonable efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each Underwriter, if any, or any Holder of Registrable Securities covered by a Registration Statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such Underwriter, if any, and Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

            (e) notify each Holder of Registrable Securities promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (f) furnish counsel for each such Underwriter, if any, and for the Holders of Registrable Securities copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

            (g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

            (h) upon request, furnish to the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

            (i) cooperate with the selling Holders of Registrable Securities and the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable

Securities, if any, may reasonably request at least five days prior to any sale of Registrable Securities;

            (j) upon the occurrence of any event contemplated by paragraph
(e)(iv) of this Section, use all reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

                  (1) make such representations and warranties to the Holders of such Registrable Securities and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                  (2) obtain opinions of counsel to the Company and updates
            thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing Underwriter, if any, and the Holders of a majority of the Registrable Securities being sold by all Holders in such offering) addressed to each selling Holder and the Underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

                  (3) obtain "cold comfort" letters and updates thereof from the
            Company's independent certified public accountants addressed to the selling Holders of Registrable Securities, if permissible, and the Underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

                  (4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

                  (5) deliver such customary documents and certificates as may be reasonably requested by the Majority Holders selling Registrable Securities in such offering or by the managing Underwriters, if any.

The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

            (l) make available for inspection by representatives of the Holders of the Registrable Securities and any Underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or Underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, counsel or accountant in connection with a Registration Statement;

            (m) (i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Holders of Registrable Securities and to counsel to such Holders and to the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the Underwriter or the Underwriters may request and not file any such document in a form to which Holders of a majority of the Registrable Securities being sold by all Holders in such offering or any Underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities being registered or any Underwriter available for discussion of such document;

                (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such Underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

            (n) cause all Registrable Securities to be qualified for inclusion in or listed on The New York Stock Exchange, the NASDAQ National Market or any other securities exchange or quotation system on which securities of the same class issued by the Company are then so qualified or listed if so requested by the Holders of a majority of the Registrable Securities being sold by all Holders in such offering, or if so requested by the Underwriter or Underwriters of an Underwritten Offering of Registrable Securities, if any;

            (o) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

            (p) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter in an Underwritten Offering; and

            (q) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the Holders of a majority of the Registrable Securities being sold by all Holders in such offering or the lead managing Underwriter of an Underwritten Offering; provided that the Company shall not be required to make road show presentations in connection with any Underwritten Offering of Registrable Securities that would not reasonably be expected to have gross proceeds of at least $50 million.

            Each selling Holder of Registrable Securities as to which any registration is being effected pursuant to this Agreement agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder required to be included in the Registration Statement, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

            Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (e)(iv) of this Section, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus, contemplated by paragraph (j) of this Section, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

                        Section 5. Indemnification; Contribution.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Person who participates in the sale of Registrable Securities hereunder as an underwriter (any such Person being an "Underwriter"), each Investor Group, Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Investor Group, Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

            (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all reasonable expense whatsoever (including fees and disbursements of counsel), as incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under sub-paragraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Investor Group, Holder or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such Investor Group, Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, further, that the Company shall not be liable to any Holder with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage, cost or expense results from the fact that such Holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus if the Company has previously and timely furnished copies thereof to such Holder and if such final prospectus would have corrected such untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Party and shall survive the transfer of such securities by any Holder.

            (b) Indemnification by Holders. Each selling Holder severally but not jointly agrees to indemnify and hold harmless the Company, each Underwriter and the other selling Holders and Investor Groups, and each of their respective partners, managers, officers and employees (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company, any Underwriter or any other selling Holder or Investor Group within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in paragraph (a) of this Section (provided that any settlement of the type described therein is effected with the written consent of such selling Holder), as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact contained in any Registration Statement or Prospectus or omissions, or alleged omissions therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

            (c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If an indemnifying party or parties is or are not so entitled to assume the defense of such action or does or do not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

            (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to herein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, managers, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  (ii) The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding the provisions of this paragraph (d), in the case of distributions to the public, an indemnifying Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Holder and its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (iii) For purposes of this Section, each Person, if any, who controls a Holder, Investor Group or an Underwriter within the meaning of
      Section 15 of the Securities Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as such Holder, Investor Group or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

                        Section 6. Miscellaneous.

            (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement which conflicts with the provisions of this Agreement or which grants registration or similar rights without the prior written consent of the Blackstone Investor Group, the MSCP Investor Group and the Management Representative, nor has the Company entered into any such agreement. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented unless the Company has obtained (i) the prior written consent of the Holders of a majority of the Registrable Securities, and (ii) if any such amendment, modification or supplement would adversely affect the rights, privileges or interests of the Blackstone Investor Group, the MSCP Investor Group or the Management Members hereunder, the prior written consent of the Blackstone Investor Group, the MSCP Investor Group or the Management Representative, respectively.

            (c) Investor Action. Any action which requires the approval of an Investor Group shall be effective if approved by the Holders beneficially holding a majority of the Registrable Securities held by all Holders of such Investor Group.

            (d) Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be personally served in writing, shall be deemed to have been given on the date of service, and shall be addressed as follows:

                     To the Company:      Vanguard Health Systems, Inc.
                                          20 Burton Hills Boulevard, Suite 100
                                          Nashville, TN 37215
                                          Attention: Ronald Soltman
                                          Fax: (615) 665-6197

                     With copies to:      VHS Holdings LLC
                                          c/o Blackstone Management Associates
                                          IV L.L.C.
                                          345 Park Avenue
                                          New York, New York 10154
                                          Attention: Neil Simpkins
                                          Fax: (212) 583-5257

                                          Simpson Thacher & Bartlett LLP
                                          425 Lexington Avenue
                                          New York, NY 10017
                                          Attention: Ed Chung
                                          Fax: (212) 455-2502

       To Blackstone Investor Group:      The Blackstone Group
                                          345 Park Avenue, 31st Floor
                                          New York, NY 10154
                                          Attention: Neil Simpkins
                                          Fax: (212) 583-5257

                     With a copy to:      Simpson Thacher & Bartlett LLP
                                          425 Lexington Avenue
                                          New York, NY 10017
                                          Attention: Ed Chung
                                          Fax: (212) 455-2502

             To MSCP Investor Group:      Morgan Stanley Capital Partners
                                          1585 Broadway
                                          New York, NY 10036
                                          Attention:  Eric Fry
                                          Fax:  (212) 761-9628

                     With a copy to:      Davis Polk & Wardwell
                                          450 Lexington Avenue
                                          New York, NY 10017
                                          Attention:  John Bick
                                          Fax:  (212) 450-3800

           To any Management Member:      c/o Vanguard Health Systems, Inc.
                                          20 Burton Hills Boulevard, Suite 100
                                          Nashville, TN 37215
                                          Attention: Management Representative
                                          Fax: (615) 665-6197

                To any other Holder:      At the address set forth on
                                          the attached signature page.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, liquidation, dissolution, sale of substantially all of its assets, or similar transaction.

            (f) Recapitalizations, Exchanges, etc., Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

            (g) Relative Registration Rights. Notwithstanding any other provisions of this Agreement, the Blackstone Investor Group shall not, at any time, enjoy registration rights (whether pursuant to this Agreement or otherwise) that are more favorable in any respect to the Blackstone Investor Group than (i) those granted to the MSCP Investor Group (other than the number of Requests for Required Registrations that may be made to the Company and the rights to cause an IPO or a Qualified IPO) or (ii) those granted to the Management Members (other than the right to make Requests for Required Registrations, the rights to cause an IPO or a Qualified IPO and the rights to sell Shares in an IPO or a Qualified
IPO).

            (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

            (i) Descriptive Headings, etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

            (j) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            (k) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            (l) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

            (m) Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to the address specified in Section 6(d) shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties herby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (n) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (o) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company, on the one hand, and the other parties to this Agreement, on the other, with respect to such subject matter.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                               VANGUARD HEALTH SYSTEMS, INC.

                                   By: /s/ Joseph D. Moore
                                       -----------------------------------------
                                       Name: Joseph D. Moore
                                       Title: Executive Vice President,
                                              Treasurer and Chief
                                              Financial Officer

                               Blackstone Investors:

                               BLACKSTONE FCH CAPITAL PARTNERS IV L.P.

                                   By: Blackstone Management Associates
                                       IV L.L.C., as a General Partner

                                   By: /s/ Neil Simpkins
                                       -----------------------------------------
                                       Name: Neil Simpkins
                                       Title: Managing Director

                               BLACKSTONE HEALTH COMMITMENT PARTNERS L.P.

                                   By: Blackstone Management Associates
                                       IV L.L.C., as a General Partner

                                   By: /s/ Neil Simpkins
                                       -----------------------------------------
                                       Name: Neil Simpkins
                                       Title: Managing Director

                               BLACKSTONE CAPITAL PARTNERS IV - A L.P.

                                   By: Blackstone Management Associates IV
                                       L.L.C., as a General Partner

                                   By: /s/ Neil Simpkins
                                       -----------------------------------------
                                       Name: Neil Simpkins
                                       Title: Managing Director

                 Signature Page to Registration Rights Agreement

                               BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV - A L.P.

                                   By: Blackstone Management Associates IV L.
                                       L.C., as a General Partner

                                   By: /s/ Neil Simpkins
                                       -----------------------------------------
                                       Name: Neil Simpkins
                                       Title: Managing Director

                               BLACKSTONE HEALTH COMMITMENT PARTNERS - A L.P.

                                   By: Blackstone Management Associates IV L.
                                       L.C., as a General Partner

                                   By: /s/ Neil Simpkins
                                       -----------------------------------------
                                       Name: Neil Simpkins
                                       Title: Managing Director




               [Signature Page to Registration Rights Agreement]

                               BLACKSTONE FCH CAPITAL PARTNERS IV - B L.P.

                                   By: Blackstone Management Associates IV L.
                                       L.C., as a General Partner

                                   By: /s/ Neil Simpkins
                                       -----------------------------------------
                                       Name: Neil Simpkins
                                       Title: Managing Director

                               BLACKSTONE FCH CAPITAL PARTNERS IV - A L.P.

                                   By: Blackstone Management Associates IV L.
                                       L.C., as a General Partner

                                   By: /s/ Neil Simpkins
                                       -----------------------------------------
                                       Name: Neil Simpkins
                                       Title: Managing Director

                       [Additional signature pages follow]

               [Signature Page to Registration Rights Agreement]

                             MSCP Investors:

                             MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                             MORGAN STANLEY CAPITAL INVESTORS, L.P.

                             MSCP III 892 INVESTORS, L.P.

                               By: MSCP III, LLC, as General Partner of each
                                   of the limited partnerships named above

                                   By: Morgan Stanley Capital Partners III,
                                       Inc., as Member

                                       By: /s/ Eric Fry
                                           -------------------------------------
                                       Name: Eric Fry
                                       Title: Managing Director

                             MORGAN STANLEY DEAN WITTER CAPITAL
                             PARTNERS IV, L.P.

                             MORGAN STANLEY DEAN WITTER CAPITAL
                             INVESTORS IV, L.P.

                             MSDW IV 892 INVESTORS, L.P.

                               By: MSDW Capital Partners IV, LLC, as General
                                   Partner of each of the limited
                                   partnerships named above

                                   By: MSDW Capital Partners IV, Inc., as Member

                                       By: /s/ Eric Fry
                                           -------------------------------------
                                           Name: Eric Fry
                                           Title: Managing Director

                       [Additional signature pages follow]

                [Signature Page to Registration Rights Agreement]

                               Management Members:

                               /s/ Charles N. Martin, Jr.
                               ------------------------------------------
                               Name: Charles N. Martin, Jr.

                               /s/ William L. Hough
                               ------------------------------------------
                               Name: William L. Hough

                               /s/ Joseph D. Moore
                               ------------------------------------------
                               Name: Joseph D. Moore

                               /s/ Ronald P. Soltman
                               ------------------------------------------
                               Name: Ronald P. Soltman

                               /s/ Keith B. Pitts
                               ------------------------------------------
                               Name: Keith B. Pitts

                               /s/ Reginald M. Ballantyne III
                               ------------------------------------------
                               Name: Reginald M. Ballantyne III

                               /s/ Bruce Chafin
                               ------------------------------------------
                               Name: Bruce Chafin

                               /s/ Alan N. Cranford
                               ------------------------------------------
                               Name: Alan N. Cranford

                               /s/ Robert Galloway
                               ------------------------------------------
                               Name: Robert Galloway

                               /s/ Jim Johnston
                               ------------------------------------------
                               Name: Jim Johnston

                               /s/ Robert M. Martin
                               ------------------------------------------
                               Name: Robert M. Martin

                [Signature Page to Registration Rights Agreement]

                               /s/ Phillip W. Roe
                               ------------------------------------------
                               Name: Phillip W. Roe

                               /s/ James H. Spalding
                               ------------------------------------------
                               Name: James H. Spalding

                               /s/ Alan G. Thomas
                               ------------------------------------------
                               Name: Alan G. Thomas

                               /s/ Kent H. Wallace
                               ------------------------------------------
                               Name: Kent H. Wallace

                               /s/ Thomas M. Ways
                               ------------------------------------------
                               Name: Thomas M. Ways

                               /s/ Carol A. Bailey
                               ------------------------------------------
                               Name: Carol A. Bailey

                               /s/ James C. Bonnette
                               ------------------------------------------
                               Name: James C. Bonnette

                               /s/ Pamela Farrell
                               ------------------------------------------
                               Name: Pamela Farrell

                               /s/ John Geer
                               ------------------------------------------
                               Name: John Geer

                               /s/ Dennis Jacobs
                               ------------------------------------------
                               Name: Dennis Jacobs

                               /s/ Linn H. McCain
                               ------------------------------------------
                               Name: Linn H. McCain

                [Signature Page to Registration Rights Agreement]

                               /s/ John R. McCaslin
                               ------------------------------------------
                               Name: John R. McCaslin

                               /s/ Deborah T. McCormick
                               ------------------------------------------
                               Name: Deborah T. McCormick

                               /s/ Elizabeth Minkoff
                               ------------------------------------------
                               Name: Elizabeth Minkoff

                               /s/ Jerry Pressley
                               ------------------------------------------
                               Name: Jerry Pressley

                               /s/ Anne L. Sanford
                               ------------------------------------------
                               Name: Anne L. Sanford

                               /s/ Tony W. Simpson
                               ------------------------------------------
                               Name: Tony W. Simpson

                               /s/ Neal Somaney
                               ------------------------------------------
                               Name: Neal Somaney

                               /s/ Michael Brooks Turkel
                               ------------------------------------------
                               Name: Michael Brooks Turkel

                               /s/ Beverly F. Weber
                               ------------------------------------------
                               Name: Beverly F. Weber

                               /s/ Carole Beauchamp
                               ------------------------------------------
                               Name: Carole Beauchamp

                               /s/ Jack Cumber
                               ------------------------------------------
                               Name: Jack Cumber

                               /s/ Mark Price
                               ------------------------------------------
                               Name: Mark Price

                [Signature Page to Registration Rights Agreement]

                               /s/ Suzanne Towry
                               ------------------------------------------
                               Name: Suzanne Towry

                               /s/ Ray Denson
                               ------------------------------------------
                               Name: Ray Denson

                               /s/ Shelly Stocker
                               ------------------------------------------
                               Name: Shelly Stocker

                               /s/ Mary A. Botticella
                               ------------------------------------------
                               Name: Mary A. Botticella

                               /s/ David K. Culberson
                               ------------------------------------------
                               Name: David K. Culberson

                               /s/ Victor Jordon
                               ------------------------------------------
                               Name: Victor Jordon

                               /s/ Bruce Eady
                               ------------------------------------------
                               Name: Bruce Eady

                               /s/ Angela Skalla
                               ------------------------------------------
                               Name: Angela Skalla

                               /s/ Dennis Knox
                               ------------------------------------------
                               Name: Dennis Knox

                               /s/ Jonathan Bartlett
                               ------------------------------------------
                               Name: Jonathan Bartlett

                               /s/ Sonja Hagel
                               ------------------------------------------
                               Name: Sonja Hagel

                [Signature Page to Registration Rights Agreement]

                               /s/ Roger Faculak
                               ------------------------------------------
                               Name: Roger Faculak

                               /s/ Debra Flores
                               ------------------------------------------
                               Name: Debra Flores

                               /s/ John Harrington
                               ------------------------------------------
                               Name: John Harrington

                               /s/ Tracy Ann Rogers
                               ------------------------------------------
                               Name: Tracy Ann Rogers

                               /s/ Nicke Lynn Waters
                               ------------------------------------------
                               Name: Nicke Lynn Waters

                               /s/ Mark Clayton
                               ------------------------------------------
                               Name: Mark Clayton

                               /s/ Linda J. Mild
                               ------------------------------------------
                               Name: Linda J. Mild

                               /s/ A. Gene Smith
                               ------------------------------------------
                               Name: A. Gene Smith

                               /s/ Keith L. Swinney
                               ------------------------------------------
                               Name: Keith L. Swinney

                               /s/ Bruce Buchanan
                               ------------------------------------------
                               Name: Bruce Buchanan

                               /s/ Dominic Dominguez
                               ------------------------------------------
                               Name: Dominic Dominguez

                               /s/ Andrew Harris
                               ------------------------------------------
                               Name: Andrew Harris

                [Signature Page to Registration Rights Agreement]

                               /s/ Steven King
                               ------------------------------------------
                               Name: Steven King

                               /s/ Jeanette Rasmussen
                               ------------------------------------------
                               Name: Jeanette Rasmussen

                               /s/ Nancy Novick
                               ------------------------------------------
                               Name: Nancy Novick

                               /s/ Cliff Adlerz
                               ------------------------------------------
                               Name: Cliff Adlerz

                               /s/ Carl F. Chafin
                               ------------------------------------------
                               Name: Carl F. Chafin

                               /s/ Juanita B. Chafin
                               ------------------------------------------
                               Name: Juanita B. Chafin

                               /s/ Richard Francis
                               ------------------------------------------
                               Name: Richard Francis

                               /s/ John Luke McGuiness Jr., as Trustee
                               ------------------------------------------
                               Name: John Luke McGuinness Jr. Trust

                               /s/ Anthony C. Krayer
                               ------------------------------------------
                               Name: Anthony C. Krayer

                               /s/ Harold H. Pilgrim, Jr.
                               ------------------------------------------
                               Name: Harold H. Pilgrim, Jr.

                               /s/ Carol Murdock
                               ------------------------------------------
                               Name: Carol Murdock

                [Signature Page to Registration Rights Agreement]

                               /s/ William V. B. Webb
                               ------------------------------------------
                               Name: William V.B. Webb

                               BAPTIST HEALTH SERVICES.

                               By: /s/ John D. Box
                                   ---------------------------------------
                                   Name: John D. Box
                                   Title: Executive Vice President and
                                          General Counsel

                [Signature Page to Registration Rights Agreement]